Exhibit 10.66

Cypress Lakes Professional Center, LLC

LEASE

In consideration of the rents, covenants and agreements set forth in this Lease, Lessor (as identified below) leases to Lessee (as identified below), and Lessee rents from Lessor, the Premises (as described below), upon the following terms and conditions.

Section 1 Fundamental Lease Provisions

EFFECTIVE DATE OF THIS LEASE:	August 1, 2006

LEASE COMMENCEMENT DATE:	August 1, 2006

LEASE TERMINATION DATE:	October 31, 2007

RENT COMMENCEMENT DATE:	August 1, 2006

OPTION: Lessee is granted one three-year

option

LESSOR NAME AND ADDRESS: Cypress Lake Professional Center, LLC

P.O. Box 07325, Fort Myers, FL. 33919

LESSEE NAME AND ADDRESS: Certified Diabetic Services, Inc.

9371 Cypress Lake Drive, Fort Myers, FL. 33919.

LEASED PREMISES:	Suite No.8; +/- 900 square feet

BASE ANNUAL RENT FIRST YEAR:	$ 12,150.00/$ 1,012.50 monthly plus applicable sales tax

BASE RENT SUCCEEDING YEARS:	As Set Forth in Exhibit A

SECURITY DEPOSIT:	$ 1,500.00

LESSEE’S PROPORTIONATE SHARE: First Year $ 3.50 square foot

MONTHLY EXPENSES ESTIMATED UNDER Section 6: $ 262.50 plus applicable sales tax

NAME OF GUARANTOR(S):

References in other sections of this Lease to provisions contained in this Section 1 shall be construed to incorporate all of the terms provided under each such Fundamental Lease Provision, and visa versa. In the event of any conflict between any Fundamental Lease Provision and the balance of the Lease, the latter shall control.

Section 2. Lease of Premises

Lessor hereby leases and demises unto Lessee and Lessee hereby leases and takes from Lessor, for the term, at the rental, and upon the covenants and conditions herein set forth, office space in one of the buildings (the “Buildings”) located at 9371 Cypress Lake Drive, Fort Myers, Lee County, Florida, referred to herein as the “Premises.”

Section 2.1. Condition of leased premises

Lessee acknowledges that: (i) Lessee has carefully inspected the premises and found them in a good state of repair and in clean and orderly condition; (ii) no representation has been made to Lessee concerning the suitability of the premises for Lessee’s purposes; and (ill) no promise has been made to Lessee that Lessor will decorate, alter, repair, or improve the premises.

Lessee must keep the premises in clean and orderly condition and good State of repair at all times, and on termination of this lease, Lessee must deliver the premises to Lessor in the same condition they were in at the beginning of the term.”

Section 3. Commencement and Ending Date of Lease

The term of this Lease and Lessee’s obligation to pay rent hereunder shall begin and end on the dates set forth above as the “Lease Commencement Date” and the “Lease Termination Date”, unless sooner terminated as provided in this Lease.

Section 4. Lease Year Defined

The term “lease year” as used herein shall mean a period of twelve (12) consecutive full calendar months. The first lease year shall begin on the “Lease Commencement Date”. Each succeeding lease year shall commence upon the anniversary date of the first lease year.

Section 5. Base Rent

Lessee agrees to pay to Lessor at the office of Lessor, or at such other place designated by Lessor, without any prior demand therefore and without any deduction or set-off whatsoever, and as fixed minimum rent, one twelfth (1/12) of the Base Annual Rental specified in Section 1 hereof, in advance on or before the first day of each calendar month of each lease year.

Section 6. Additional rent, taxes, insurance and common area costs and uses.

6.0 Common Area Expenses and Uses

6.0 Lessee agrees to pay to Lessor, as additional rent, Lessee’s pro-rata share of all costs and expenses (Common Area Expenses and or operating expenses) of every kind and nature paid or incurred by Lessor, or for which Lessor is or becomes obligated during the term, for maintenance contracts, operating, managing, constructing, equipping, securing, policing, protecting, heating, air conditioning, providing sanitation and sewer and other services, lighting, insuring (including self insurance and the payment of deductible amounts under insurance policies) constructing, repairing, replacing and maintaining (a) the Common Areas, (b) all leased premises, all buildings, including air conditioning units, air handlers and the land in which the buildings and its appurtenances are situated, and roofs at Cypress Lake Professional Center, and (c) all other areas, facilities, and buildings used in the maintenance and operation of Cypress Lake Professional Center whether located within or outside of Cypress Lake Professional Center, including parking garage facilities, if any.

Operating expenses and or Common Area Expenses shall include, but not limited to, maintenance contracts, the costs and expenses of water, gas, sewage, electricity, refuse disposal, extermination, pest control, and other utilities (including all energy costs) including all usage, service, hook up, connection, availability, and/or standby fees or charges as applicable to the non-leased areas.

Installation, construction, repair, development, illumination and maintenance of signs, whether located within or outside Cypress Lake Professional Center; total compensation and benefits of all management, bookkeeping, secretarial personnel, legal, accounting, or other professional fees and other persons involved in the performance or administration of the work specified in this lease (including, without limitation, payroll taxes, premium for worker’s compensation and other insurance, and other employee benefits of all such personnel); Cypress Lake Professional Center directories, electronic or otherwise; cleaning; lighting; gardening and landscaping; uniforms for maintenance administrative, and security personnel for Cypress Lake Professional Center; charges for any independent contractor who, under contract with Lessor or its representatives, does any of the work operating, managing, maintaining, repairing, replacing, or constructing at Cypress Lake Professional Center; maintaining, repairing, replacing, or constructing of decorations in non-leasable areas; acquisition, construction, maintenance, repair and replacement of seasonable decorations; premiums for liability and property damage insurance and all other insurance provided in Section 6.2 of this lease including, but without limitation, insurance against vandalism, plate glass breakage, fire and extended coverage insurance, and related coverage as determined by Lessor; repair and maintenance; personal property taxes; licensing fees and taxes; and all other taxes as provided in Section 6.1, audit fees and expenses; all costs and expenses of enforcing the rules and regulation established by Lessor for Cypress Lake Professional Center; construction, maintenance, operation, repair, and replacement of mechanical equipment including but not limited to any automatic door openers, lighting fixtures (including replacement of tubes and bulbs), fire sprinkler systems, security systems, public address systems, life/safety systems, energy maintenance system, and all other items of equipment used in connection with such areas of Cypress Lake Professional Center; constructing, patching, repairing, replacing, resurfacing, topping, striping, and marking of all parking and drive areas; reglazing; regulation of traffic; curbs, gutters, sidewalks, drainage and irrigation ditches, conduits, pipes, and canals serving Cypress Lake Professional Center; professional and technical fees and all other disbursements incurred in connection with the performance of any of the foregoing; and any other expense or charge, whether or not hereinbefore mentioned, which, in accordance with generally accepted management principles, would be considered as an expense of constructing, managing, operating, equipping, maintaining, or repairing, Cypress Lake Professional Center.

Lessor hereby expressly reserves the right but without obligation therefore, from time to time to construct surface parking areas and facilities; to change, enlarge or reduce the area, level, location, and arrangement of the Common Areas and other portions of Cypress Lake Professional Center; to restrict parking by Lessees or other occupants of Cypress Lake Professional Center and their respective employees, agents, sublessees, concessionaires, and licensees; to close temporarily all or any portion of the Common Areas for the purpose of making repairs or changes to them and to discourage non-customer parking; to close all or any portion of the Common Areas or facilities to such extent as may, in the opinion of Lessor’s counsel, be legally sufficient to prevent a dedication of the Common Areas of the accrual of any rights to any person or to the public in them; and to do and perform such other ads in and to said areas and improvements as Lessor shall determine. In addition, Lessor, from time to time, may modify the traffic flow pattern and layout of parking spaces and the entrances and exits to adjoining public streets or walkways, use portions of the Common Areas for temporary storage of construction equipment OT materials or for kiosks, entertainment, displays, and charitable activities, and may do such other acts in and to the Common Areas as, in its judgment, may be desirable to improve the convenience or attraction thereof. If Lessor takes any such action, Lessee shall not be entitled to injunctive relief, abatement of Rents, or any other remedy for or related to any inconvenience, interruption or loss of business, or disruption or annoyance occasioned by such action. Irrespective of whether Lessor does or does not provide security devices, services, or personnel, Lessor hereby disclaims any and all responsibility or liability therefore, and Lessor, to the maximum extent permitted by law, shall be free from any and all liability to Lessee or Lessee’s employees, agents, invitees, licensees, guests, or any other person or entity, including their successors, assigns, heirs, or personal representatives, for any damages or costs incurred, arising out of, related to, or in connection with, any negligent or willful act or omission concerning the provision of security to Cypress Lake Professional Center and surrounding areas or concerning Lessor’s election not to provide the same.

6.1 Taxes

Real Property Taxes. The entire amount of any real property taxes, including special assessments, imposed against the Buildings and the land including improvements) on which the Buildings and their appurtenances are situated, the land, Buildings and appurtenances are currently identified as Tax Parcel 02-45-24P4-01300.0100. The amount payable by Lessee shall be based upon the amount actually paid to the taxing authority.

6.2 Insurance

The entire premium paid by Lessor to maintain a comprehensive fire and extended coverage insurance policy on the Property, covering the full replacement cost thereof, full Joss of rents, and public liability insurance, with minimum limits of liability of $500,000 per person; $1,000,000 per incident; and $100,000 with respect to damage to property. Lessee shall be responsible for maintaining its own insurance on the property of Lessee or others brought onto the Premises.

Section 7. Assessment and charges

Lessee shall promptly pay any money required to be paid pursuant this Lease, whether or not the same be designated as “rent”. If such amounts or charges are not paid at the time provided in this Lease, they shall nevertheless, if not paid when due, be collectible with the next installment of rent thereafter falling due hereunder, but nothing herein contained shall be deemed to suspend or delay the payment of any amount of money or charge at the time the same becomes due and payable hereunder, or limit any other remedy of Lessor.

Section 8. Past due rent, assessments and charges

If Lessee shall fail to pay, when the same is due and payable, any rent, additional rent, or any amounts or charges of the character described in Section 8 hereof, such unpaid amounts shall bear interest from the due date thereof to the date of payment at the rate of eighteen percent (18%) per annum. In addition to interest, Lessor may charge a sum of five percent (5%) of such unpaid amounts as a service fee.

Section 9. Permitted use of the premises

Lessee shall use the leased Premises solely for general office purposes. Lessee shall not engage in repacking, reprocessing or manufacturing of any kind. No water or other liquids shall be used for any purposes except for drinking and restroom purposes. Lessee shall not dispose of any things or materials of any kind on or about the Buildings or contiguous or nearby property. However, unintentional spills or releases will not, for the purposes of this Lease, be considered to be disposal if the material spilled or released and any contamination resulting there from is promptly removed from the Buildings and contiguous or nearby property. Lessee shall not receive, generate, store, treat, reclaim, recycle or dispose of any “hazardous wastes” (as that term is defined in 40 Code of Federal Regulations 261) on or about the Premises or contiguous or nearby property. Lessee shall manage any and all “hazardous substances” (as that term is defined in the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. 9601, et seq.) (CERCLA) in, on, under, or about the Premises in conformity with all applicable hazardous substances laws. Upon expiration or earlier termination of the term of this Lease, Lessee shall cause all Hazardous Substances to be removed from the Premises. Lessee shall not perform any ads or carry on any practices which may injure the Buildings or be a nuisance, health hazard, or menace to other Lessees or third parties.

Section. 10 Signs

Lessee may not place any signs on the Building. Signs may be placed on the exterior doors or walls of the Premises, with Lessor’s prior written consent, and in conformity with local regulations, provided that any damage to the Building shall be repaired by Lessee upon removal, to restore the Building to its original condition. Lessor makes no representation respecting the compliance of any signage with local regulation. Such current and future compliance is solely the responsibility of Lessee.

Section 11. Use by others

Lessee shall not permit any business to be operated in or from the leased Premises by any concessionaire or licensee without the prior written consent of Lessor.

Section 12. Security Deposit

12.1 Lessee has on deposit with Lessor a security deposit in the sum set forth in Section 1. Said deposit shall be held by Lessor, without liability for interest, as security for the faithful performance by Lessee of all of the terms, covenants and conditions of this Lease by Lessee to be kept and performed during the term hereof, or upon termination.

12.2 In the event of the failure of Lessee to keep and perform any of the terms, covenants, and conditions of this Lease to be kept and performed by Lessee, then Lessor at its option may appropriate and apply said entire deposit, or so much thereof as may be necessary, to compensate Lessor for loss or damage sustained or suffered by Lessor due to such breach on the part of Lessee. Should the entire deposit, or any portion thereof, be appropriated and applied by Lessor for the payment of overdue rent or other sums due and payable to Lessor by Lessee hereunder, then Lessee shall, upon the written demand of Lessor, forthwith remit to Lessor a sufficient amount in cash to restore said security to the original sum deposited, and Lessee’s failure to do so within five (5) days after receipt of such demand shall constitute a breach of this Lease. Should Lessee comply with all of said terms, covenants and conditions and promptly pay all of the rental herein provided for as it falls due, and all other sums payable by Lessee to Lessor hereunder, the said deposit shall be returned in full to Lessee at the end of the term of this Lease.

12.3 Lessor may deliver the funds deposited hereunder by Lessee to the purchaser of Lessor’s interest in the leased Premises, in the event that such interest is sold, and thereupon Lessor shall be discharged from any further liability with respect to such deposit.

Section 13. Maintenance by Lessee

Lessee shall, at all times, keep the leased premises in a clean, orderly and professional business appearance. Lessee shall not perform, nor allow any person to perform maintenance on the leased unit without the written authorization of Lessor.

Section 14. Maintenance by Lessor

Maintenance of the leased premises is the sole responsibility of the lessor as described in Section 6.0.

Section 15. Surrender of Premises

At the expiration of the tenancy hereby created, Lessee shall surrender the leased Premises in the same condition as the leased Premises were in upon commencement of operations by Lessee under this Lease, reasonable wear and tear excepted, and damage by unavoidable casualty excepted, and shall surrender all keys for the leased Premises to Lessor at the place then fixed for the payment of rent. Lessee shall remove all its trade fixtures, and any alterations or improvements, before surrendering the Premises as aforesaid and shall repair any damage to the leased Premises caused thereby. Lessee’s obligation to observe or perform this covenant shall survive the expiration or other termination of the term of this Lease.

Section 16. Liability Insurance

Lessee shall, during the entire term hereof, keep in full force and effect a policy of public liability and property damage insurance with respect to the leased Premises, and the business operated by Lessee and any sublessees of Lessee in the leased Premises in which the limits of public liability shall be not less than $1,000,000 per person and $1,000,000 per occurrence and in which the property damage liability shall not be less than $100,000. The policy shall name Lessor, any person, firms or corporations designated by Lessor, and Lessee as insured, and shall contain a clause that the insurer will not cancel or change the insurance without first giving Lessor ten days prior written notice. The insurance shall be in an insurance company approved by Lessor and a copy of the policy or a certificate of insurance shall be delivered to Lessor. All public liability, property damage and other casualty policies shall be written as’ primary policies, not contributing with and not in excess of coverage which Lessor may carry. All public liability and property damage policies shall contain a provision that the Lessor, although named as an insured, shall nevertheless be entitled to recovery under said policies for any loss occasioned to it, its servants, agents and employees by reason of the negligence of Lessee.

Section 17. Fire and extended coverage insurance

Lessor shall maintain a comprehensive fire and extended coverage insurance policy on the leased Premises, covering the full replacement cost thereof, full loss of rents, and glass breakage. Lessee shall pay to Lessor its proportionate share of the premiums for such coverage, as provided herein.

Section 18. Increase in fire or casualty insurance premium

Lessee agrees that it will not keep, use, sell or offer for sale in or upon the leased Premises any article or do or permit any other act or thing which may be prohibited by the standard form of fire insurance policy. Lessee agrees to pay any increase in premiums for fire and extended coverage insurance that may be charged during the term of this lease on the amount of such insurance which may be carried by Lessor on the Buildings of which the Premises are a part, resulting from the type of merchandise maintained by Lessee in the Leased Premises, whether or not Lessor has consented to the same. In determining whether increased premiums are the result of Lessee’s use of the leased Premises, a schedule, issued by the organization making the insurance rate on the leased Premises, showing the various components of such rate, shall be conclusive evidence of the several times and charges which make up the fire insurance rate on the Buildings. In the event Lessee’s occupancy causes any increase of premiums for the fire and/or casualty rates on the Buildings or any part thereof above the rate for the least hazardous type of occupancy legally permitted in the leased Premises, Lessee shall pay the additional premium on the fire and/or casualty insurance policies by reason thereof. The Lessee also shall pay in such event, any additional premium on the rent insurance policy that may be carried by Lessor for its protection against rent loss through fire. Bills for such additional premiums shall be rendered by Lessor to Lessee at such times as Lessor may elect, and shall be due from, and payable by Lessee when rendered.

Section 19. Indemnification

Lessor shall not be liable for any loss, injury, death, or damage to persons or property that at any time may be suffered or sustained by lessee or by any person who may at any time be using or occupying or visiting the demised premises or be in, on, or about the demised premises, whether the Joss, injury, death, or damage shall be caused by or in any way result from or arise out of any act, omission, or negligence of lessee or of any occupant, sublessee, visitor, or user of any portion of the premises, or shall result from or be caused by any other matter or thing whether of the same kind as or of a different kind than the matters or things above set forth. Lessee shall indemnify lessor against any and all claims, liability, loss, or damage whatever on account of any such loss, injury, death, or damage. Lessee waives all claims against lessor for damages to the building and improvements that are now on or hereafter placed or built on the premises and to the property of lessee in, on, or about the premises, and for injuries to persons or property in or about the premises, from any cause arising at any time. The two preceding sentences shall Dot apply to loss, injury, death, or damage arising by reason of the negligence or misconduct of lessor, its agents, or employees.

Section 20. Utility Charges

Lessee shall be solely responsible for and promptly pay an charges for electricity, water, sewer, trash removal, or any other utility used or consumed in the leased Premises. In no event shall Lessor be liable for an interruption or failure in the supply of any such utility to the leased Premises. Should Lessee receive utility service through a common meter, or common billing for the Buildings, then Lessee shall pay its proportionate share of the total cost of said utility service.

Section 21. Offset

Within ten (10) days after request therefore by Lessor, or in the event that upon any sale, assignment or mortgage of the leased Premises and/or the land hereunder by Lessor an offset statement shall be required from Lessee, Lessee agrees to deliver to any proposed mortgagee or purchaser, or to Lessor, in recordable form a certificate certifying (if such be the case) that this Lease is in full force and effect and that there are no defenses or offsets thereto, or stating those claimed by Lessee.

Section 22. Attornment

Lessee shall, in the event any proceeding is brought for the foreclosure of, or in the event of exercise of the power of sale under any mortgage made by Lessor covering the leased Premises, at torn to the purchaser upon any such foreclosure or sale and recognize such purchaser as Lessor under this Lease.

Section 23. Subordination

Lessee’s rights hereunder are and shall be subordinate to the lien of any mortgage or mortgages, or the lien resulting from any other method of financing or refinancing, now or hereafter in force against the land and/or Buildings of which the leased Premises are a part or against any buildings hereafter placed upon the land of which the leased Premises are a part and to all advances made or hereafter to be made upon the security thereof. Upon request of Lessor, Lessee will execute and deliver an acknowledgement of such subordination.

Section 24. Certificates and Power of Attorney

Lessee, upon request of any party in interest, shall execute promptly such instruments or certificates to carry out the intent of Section 22 and Section 23 above as shall be requested by Lessor. Lessee hereby irrevocably appoints Lessor as attorney-in-fact for Lessee with full power and authority to execute and deliver in the name of Lessee any such instruments or certificates. If fifteen (15) days after the date of a written request by Lessor to execute such instruments, Lessee shall not have executed the same, Lessor may at its option, cancel this Lease without incurring any liability on account thereof, and the term hereby granted is expressly limited accordingly.

Section 25. Assignment and Subleasing

Lessee will not assign. this Lease in whole or in part, nor sublet all or any part of the leased Premises without the prior written consent of Lessor in each instance. The consent by Lessor to any assignment or subletting shall not constitute a waiver of the necessity for such consent to any subsequent assignment or subletting. This prohibition against assigning or subletting shall be construed to include a prohibition against any assignment or subletting by operation of law. If this Lease be assigned, or if the leased Premises or any part thereof be underlet or occupied by anybody other than Lessee, Lessor may collect rent from the assignee, under-Lessee or occupant, and apply the net amount collected to the rent herein reserved, but no such assignment, underletting occupancy or collection shall be deemed a waiver of this covenant, or the acceptance of the assignee, under-Lessee or occupant as Lessee, or a release of Lessee from the further performance by Lessee of covenants on the part of Lessee herein contained. Notwithstanding any assignment or sublease,

Lessee shall remain fully liable on this Lease and shall not be released from performing any of the terms, covenants and conditions of this Lease. Lessor may impose as a condition of granting its consent a reasonable fee.

Section 26. Corporate Ownership

If at any time during the term of this Lease any part or all of the corporate shares of Lessee shall be transferred by sale, assignment, bequest, inheritance, operation of law or other disposition so as to result in a change in the present effective voting control of Lessee by the person or persons owning a majority of said corporate shares on the date of this Lease, Lessee shall promptly notify Lessor in writing of such change, and Lessor may terminate this Lease at any time after such change in control by giving Lessee ninety (90) days prior written notice of such termination.

Section 27. Waste

Lessee shall not commit or suffer to be committed any waste upon the leased Premises or any nuisance or other ad or thing which may disturb the quiet enjoyment of any other Lessee in the Buildings within which the leased Premises may be located, or which may disturb the quiet enjoyment of any person within five hundred feet or the boundaries of the Buildings.

Section 28. Government Regulations

Lessee shall, at Lessee’s sole cost and expense, comply with all of the requirements of all county, municipal, state, federal and other applicable governmental authorities, now in force, or which may hereafter be in force pertaining to the Premises, and shall faithfully observe in the use of the Premises all municipal and county ordinances and state and federal statutes now in force or which may hereafter be in force.

Section 29. Total or Partial Destruction

If the leased Premises shall be damaged by fire, the elements, unavoidable accident or other casualty, but are not thereby rendered unLesseeable in whole or in part, Lessor shall at its own expense cause such damage to be repaired, and the rent shall not be abated.

Section 30. Total Condemnation of Leased Premises.

If the whole of the leased Premises shall be acquired or condemned by eminent domain for any public or quasi-public use or purpose, then the term of this Lease shall cease and terminate as of the date Lessee is required to vacate the Premises and all rentals shall be paid up to that date and Lessee shall have no claim against Lessor nor the condemning authority for the value of any unexpired term of this Lease.

Section 31. Partial Condemnation of Leased Premises.

If any part of the leased Premises shall be acquired or condemned as aforesaid, and in the event that such partial taking or condemnation shall render the leased Premises unsuitable for the business of Lessee, then the term of this Lease shall cease and terminate as of the date Lessee is required to vacate the Premises. Lessee shall have DO claim against Lessor nor the condemning authority for the value of any unexpired term of this lease and rent shall be adjusted to the date of such termination. In the event of a partial taking or condemnation which is not extensive enough to render the Premises unsuitable for the business of Lessee, Lessor shall promptly restore the leased Premises to a condition comparable to its condition at the time of such condemnation less the portion lost in the taking, and this Lease shall continue in full forte and effect without any reduction or abatement of rent. In the event more than 25% of the square footage of land area of the Premises is taken under the power of eminent domain by any public or quasi-public authority, or if by reason of any appropriation or taking, regardless of the amount so taken, the remainder of the Premises is not one undivided parcel of property, either Lessor or Lessee shall have the right to terminate this Lease as of the date Lessee is required by the condemning authority to vacate all or a portion of the Premises upon giving notice in writing of such election within thirty (30) days after receipt by Lessee from Lessor of written notice that said Premises have been so appropriated or taken. In the event of such termination, both Lessor and Lessee shall thereupon be released from any liability thereafter accruing hereunder. Lessor agrees immediately after learning of any appropriation or taking to give to the Lessee notice in writing thereof. If this Lease is terminated in this manner, Lessor shall be entitled to the entire award or compensation in such proceedings, but the rent and other charges for the last month of the Lessee’s occupancy shall be prorated and Lessor agrees to refund to Lessee any rent or other charges paid in advance. If both Lessor and Lessee elect not to so terminate this Lease, Lessee shall remain in that portion of the Premises which shall Dot have been appropriated or taken as herein provided, or in the event less than 25% of the square footage of land area of the Premises shall be appropriated under the power of eminent domain by any public or quasi-public authority, and the remainder thereof is an undivided parcel of property, and in either such event, Lessor agrees, at the Lessor’s cost and expense, to as soon as reasonably possible restore the Premises or the land remaining to a complete unit of like quality and character as existed prior to such appropriation or taking thereafter the minimum annual rental provided for in Section 1 hereof shall be reduced on an equitable basis, taking into account the relative value of the portion taken as compared to the portion remaining; and Lessor shall be entitled to receive the total award or compensation from such proceedings.

Section 32. Lessor’s Damages.

In the event of any condemnation or taking as aforesaid, whether whole or partial Lessee shall not be entitled to any part of the award paid for such condemnation and Lessor is to receive the full amount of such award, Lessee hereby expressly waiving any right or claim to any part thereof.

Section 33. Lessee’s Damages.

Although all damages in the event of any condemnation are to belong to Lessor whether such damages are awarded as compensation for diminution in value of the leasehold or to the fee of the leased Premises, Lessee shall have the right to claim and recover from the condemning authority such compensation or damages as may be separately awarded or recoverable by Lessee in Lessee’s own right for its fixtures and personal property or on account of any and all damage to Lessee’s business by reason of the condemnation and for relocation expenses.

Section 34. Conveyance In Lieu of Condemnation.

For the purpose of Section 30 through Section 33, a voluntary sale or conveyance in lieu of condemnation, but under threat of condemnation, shall be deemed an appropriation or taking under the power of eminent domain.

Section 35. Default Provisions

1. Events of Default. Any of the following events, upon expiration of any stated time periods, shall constitute an Event of Default under this Lease, and shall entitle Lessor to exercise any remedy provided for in this Lease or by law:

1.1 Payment of Rent and Expenses. Failure of Lessee to pay any installment of Rent, or any expense reimbursement, on or before the date due, provided Lessee shall have five days following written notice of such default within which to cure the default.

1.2 Performance of Agreements. Failure of Lessee to perform any other agreement or obligation provided for in this Lease, within the time period required, provided Lessee shall have twenty days following written notice of such default within which to cure the default.

1.3 Abandonment. If at any time Lessee shall abandon the Premises, remove therefrom a major portion of its inventory or other property, or cease to conduct normal business activities.

1.4 Levy or Attachment. Levy upon, attachment, execution, or seizure with respect to any of Lessee’s assets located at the Premises, or of Lessee’s interest in this Lease, by any legal action, whether by Court order or judgment, or administrative action of any federal, state or local government, which action is not satisfied or negated within thirty days.

1.5 Assignment. Any assignment or attempted assignment of this Lease by Lessee, in violation of the terms contained herein.

2. Remedies on Default. Upon the occurrence of an Event of Default, Lessor may take any legal action available to it, and, in addition to such legal action, Lessor may take any or all of the following actions:

2.1 Possession. Take immediate possession of the Premises, with or without terminating this Lease, and exclude Lessee from possession, for any purpose, as permitted by law.

2.2 Termination. Terminate this Lease, in which event it may hold Lessee liable for all unpaid installments of Rent, Additional Rent and, together with liquidated damages in an amount equal to the present value of all Rent reserved hereunder for the balance of the Term, discounted at the rate of 6% per annum; provided, however, that after the full payment to Lessor of such liquidated damages, any rent payments received by Lessor from a new Lessee, in excess of the amounts owed by Lessee for Rent, and costs and expenses of obtaining the new Lessee, including commissions and renovations, attorney’s fees and costs of enforcement, subsequent to the Event of Default, and prior to the expiration of the Term, shall be refunded to Lessee.

2.3 Continuation and Reletting. Lessor may continue this Lease in full force and effect, and attempt to relet the Premises for the benefit of Lessee. In such event, Lessee shall remain liable for all obligations under this Lease together with all costs and expenses incurred by Lessor in attempting to relet the Premises, or in making the Premises suitable for occupancy by a subsequent Lessee, including, but without limitation, brokerage commissions, advertising costs, and the costs of renovation. Any amounts which Lessor is able to recover from such reletting shall be credited against Lessee’s liability.

2.4 Acceleration of Balance Due. Lessor may declare the entire unpaid balance of the Rent for the remainder of the Term, to be immediately due and payable, and may commence legal action for the collection thereof, without having any obligation to take steps to mitigate damages resulting from Lessee’s default.

2.5 To perform any act or do anything required under this lease to be performed by Lessee, and to recover the cost thereof from Lessee.

2.6 To recover reasonable attorneys’ fees and costs in connection with any action or proceeding to enforce this lease, whether or not the lease has been terminated, or to secure any rights due Lessor under this lease, whether or not any action was instituted.

Section 36. Notices

Written notices shall be delivered to Lessor or Lessee at the addresses set forth in the lead Paragraph of this Lease, or such other address as may be designated in writing by either party. Such notices shall be deemed effective two days after deposit in the United States mail, by either regular or certified mail.

Section 37. Waiver

The waiver by lessor of, or the failure of lessor to take action with respect to, any breach of any term, covenant, or condition contained in this lease agreement shall not be deemed to be a waiver of such term, covenant, or condition, or subsequent breach of the same, or any other term, covenant, or condition contained in this lease agreement. The subsequent acceptance of rent under this lease agreement by lessor shall not be deemed to be a waiver of any preceding breach by lessee of any term, covenant, or condition of this lease agreement, other than the failure of lessee to pay the particular rental so accepted, regardless of lessor’s knowledge of a preceding breach at the time of acceptance of rent.

Section 38. Integration

This Lease contains the entire agreement of the parties with respect to the subject matter hereof, and all prior negotiations, representations or understandings are incorporated herein. This Lease may be modified only by a subsequent written agreement, signed by both parties.

Section 39. Taxes on leasehold and on rent payments

Lessee shall be responsible for and shall pay before delinquency all municipal, county or state taxes assessed during the term of this Lease against any leasehold interest or personal property of any kind, owned by or placed in, upon or about the leased Premises by Lessee. Lessee agrees to pay to Lessor any occupation tax, sales tax or similar governmental privilege tax imposed upon rentals received by Lessor from Lessee.

Section 40. Loss and Damage

Lessor shall not be liable for any damage to property of Lessee or of others located on the leased Premises, nor for the loss of or damage to any property of Lessee or of others by theft or otherwise. Lessor shall not be liable for any injury or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, water, rain or leaks from any part of the leased Premises or from the pipes, appliances or plumbing works or from the roof, street or sub-surface or from any other place or by dampness or by any other cause of whatsoever nature. Lessor shall not be liable for any such damage caused by other Lessees or persons in the leased Premises, occupants of adjacent property, of the Buildings, or the public, or caused by operations in construction of any private, public or quasipublic work. Lessor shall not be liable for any latent defect in the leased Premises or in the building of which they form a part. All property of Lessee kept or stored on the leased Premises shall be so kept or stored at the risk of Lessee only and Lessee shall hold Lessor harmless from any claims arising out of damage to the same, including subrogation claims by Lessee’s insurance carrier, unless such damage shall be caused by the willful act or gross neglect of Lessor.

Section 41. Successors

All rights and liabilities herein given to, or imposed upon, the respective parties hereto shall extend to and bind to several respective heirs, executors, administrators, assigns and successors of the said parties; and if there shall be more than one Lessee, they shall all be bound jointly and severally by the terms, covenants and agreements herein. No right, however, shall inure to the benefit of any assignee of Lessee unless the assignment to such assignee has been approved by Lessor in writing as provided herein.

Section 42. Quiet Enjoyment

Lessor will put Lessee into possession of the premises at the beginning of the term, but will not be liable to Lessee if possession is delayed by holdover of the present Lessee. If possession is delayed, the rent will abate for the period from the beginning of the term until the present Lessee is removed. The term of this lease will not change by reason of such delay.

Section 43. Accord and Satisfaction

No payment by Lessee or receipt by Lessor of a lesser amount than the full monthly rent herein stipulated shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed accord and satisfaction, and Lessor may accept such check or payment without prejudice to Lessor’s right to recover the balance of such rent or pursue any other remedy in this Lease provided.

Section 44. Entire Agreement and Modification

This Lease and the Exhibits attached hereto and forming a part hereof, set forth all the covenants, promises, agreements, conditions and understandings between Lessor and Lessee concerning the leased Premises and there are no covenants, promises, agreements, conditions or understandings, either oral or written, between them other than are herein set forth. Except as therein otherwise provided, no subsequent alteration, amendment, change or addition to this Lease shall be binding upon Lessor or Lessee unless reduced to writing and signed by them.

Section 45. No Partnership

Lessor does not, in any way or for any purpose, become a partner of Lessee in the conduct of its business, or otherwise, or joint adventurer or a member of a joint enterprise with Lessee.

Section 46. Force Majeure

In the event that either party hereto shall be delayed or hindered in or prevented from the performance of any act required hereunder by reason of strikes, lockouts, labor troubles, inability to procure materials, failure of power, restrictive governmental laws or regulations, riots, insurrection, war or other reason of a like nature not the fault of the party delayed in performing work or doing acts required under the terms of this lease, then performance of such act shall be excused for the period of the delay and the period for the performance of any such act shall be extended for a period equivalent to the period of such delay. The provisions of this Section shall not operate to excuse Lessee from prompt payment of rent, additional rent or any other payments required by the terms of this Lease.

Section 47. Attorneys’ Fees

If lessor brings or defends an action for recovery of rent due, charges or other amounts due, under the provisions of the construction addendum or lease, or because of lessee’s breach of other covenants or conditions contained in the construction addendum or lease, lessee agrees to pay lessor’s reasonable attorney’s fees.

Section 48. Notices

Any notice, demand, request or other instrument which may be or are required to be given under this Lease shall be delivered in person or sent by United States certified mail postage prepaid and shall be addressed (a) if to Lessor at the address first hereinabove given or at such other address as Lessor may designate by written notice and (b) if to Lessee at the leased Premises or at such other address as Lessee shall designate by written notice.

Section 49. Captions and Section Numbers

The captions and section numbers in this Lease are inserted only as a matter of convenience and in no way define, limit, construe, or describe the scope or intent of such sections of this Lease nor in any way affect this Lease.

Section 50. Partial Invalidity

If any term, covenant or condition of this Lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term, covenant or condition to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term, covenant or condition of this Lease shall be valid and be enforced to the fullest extent permitted by law.

Section 51. No Option

The submission of this Lease for examination does not constitute a reservation of or option for the leased Premises, and this Lease becomes effective as a Lease only upon execution and delivery hereof by both Lessor and Lessee.

Section 52. Radon Gas

Radon Gas is a naturally occurring radioactive gas that when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county public health unit.

Section 53. General Clauses

1. Applicable Law. This lease will be governed by the laws of Florida.

2. Good Faith. This lease imposes on the parties the obligation of good faith in the observance and enforcement of its terms.

3. Gender And Number. Where the context requires, the masculine will include the feminine and neuter, the singular will include the plural, and vice versa.

4. Parties Bound. This lease is binding on, and inures to the benefit of, the parties and to the heirs, successors, assigns, and personal representatives of Lessor; and, to the extent permitted, to the successors, assigns, and personal representatives of Lessee.

5. Severability. If any provision of this lease or its application to any person or circumstance is declared invalid or unenforceable, the remainder of this lease will not be affected but will be enforced to the extent permitted by law.

6. Time Of The Essence. Time is of the essence in the performance of this lease.

7. Trial By Jury. The parties waive trial by jury in any action, proceeding, or counterclaim brought by either party against the other with respect to any matter arising under this lease or Lessee’s use or occupation of the premises.

Section 54. Alterations, Fixtures, Improvements, Repairs

Alterations

Lessee will make no alterations or improvements to the premises without the express written approval of Lessor.

To the extent that alterations or improvements to the premises are undertaken in compliance with Lessor’s approval, Lessee shall bear the full cost for the removal of such improvements and the restoration of the premises to their condition prior to such improvements.

Fixtures

All fixtures, installations, additions, alterations, and improvements made by Lessee will remain the property of Lessor on termination of this lease without compensation to Lessee, unless Lessor shall have given written notice to Lessee before the expiration of the term to remove some or all of them, in which event Lessee must remove such items as Lessor directs, and restore the premises to the condition they were in at the beginning of the term.

Section 55. Recording

This lease or a short form of this lease may be recorded at the expense of the Lessor. The interest of Lessor will never be subject to a lien to secure payment for any work, services, or materials furnished to the property at the request of Lessee.

Lessee may not under any circumstance record this lease or a short form thereof.

Section 56. Duty to keep premises lien free.

Lessee’s duty to keep premises free of liens. Lessee shall keep all and every part of the premises and all buildings and other improvements at any time located on the premises free and clear of any and all mechanics’, material suppliers’, and other liens for or arising out of or in connection with work or labor done, services performed, or materials or appliances used or furnished for or in connection with any operations of lessee, any alteration, improvement, or repairs or additions that lessee may make or permit or cause to be made, or any work or construction, by, for, or permitted by lessee on or about the premises, or any obligations of any kind incurred by lessee, and at all times promptly and fully to pay and discharge any and all claims on which any such lien mayor could be based, and to indemnify lessor and all of the premises and all buildings and improvements on the premises from and against any and all such liens and claims of liens and suits or other proceedings pertaining to the premises.

If as a result of any construction, rebuilding, remodeling, or demolition by lessee, or at its direction, any mechanic’s lien or other lien, charge or order for the payment of money shall be filed against lessor or any portion of the demised premises, lessee shall, at its own cost and expense, cause it to be discharged of record or bonded within 14 days after written notice from lessor to lessee of the filing. Lessee shall indemnify lessor against and from any and all costs, liabilities, suits, penalties, claims and demands, including reasonable counsel fees, resulting from any such lien.

Section 57. Right of Entry

Lessor may enter the premises at all reasonable times for purposes of inspection, to make emergency repairs, and to exhibit the premises to prospective lenders, purchasers, and Lessees.

Section 58. Prohibition of Involuntary Assignment; Effect of Bankruptcy or Insolvency

A. Prohibition of involuntary assignment. Neither this lease agreement nor the leasehold estate of lessee nor any interest of lessee under this lease agreement in the demised premises or in the building or improvements on the demised premises shall be subject to involuntary assignment, transfer, or sale, or to assignment, transfer, or sale by operation of law in any manner whatever (except through statutory merger or consolidation, or devise, or intestate succession); any attempt at involuntary assignment, transfer, or sale shall be void and of no effect.

B. Effect of bankruptcy. Without limiting the generality of the provisions of the preceding Paragraph A of this section, lessee agrees that in the event any proceedings under the Bankruptcy Act or any amendment to the act be commenced by or against lessee, and, if against lessee, the proceedings shall not be dismissed before either an adjudication in bankruptcy or the confirmation of a composition, arrangement, or plan or reorganization, or in the event lessee is adjudged insolvent Of makes an assignment for the benefit of its creditors, or if a receiver is appointed in any proceeding or action to which lessee is a party, with authority to take possession or control of the demised premises or the business conducted on the premises by lessee, and such receiver is not discharged within a period of 14 days after his or her appointment, any such event or any involuntary assignment prohibited by the provisions of the preceding Paragraph A of this section shall be deemed to constitute a breach of this lease agreement by lessee and shall, at the election of lessor, but not otherwise, without notice or entry or other action of lessor, terminate this lease agreement and also all rights of lessee under this lease agreement and in and to the demised premises and also all rights of any and all persons claiming under lessee.

IN WITNESS WHEREOF, Landlord and Tenant have signed this Lease on the dates indicated below the signature.

Tenant	Landlord

/s/ Lowell M. Fisher, Jr.	/s/ Stephan A. Burkard
Certified Diabetic Services, Inc.	Stephan A. Burkard, Managing Member

July 25, 2006	July 25, 2006